Exhibit 1.1

[                    ] American Depositary Shares

LG.PHILIPS LCD CO., LTD.

Each representing one-half of one share of

Common Stock, par value Won 5,000 per share

UNDERWRITING AGREEMENT

July [21], 2005

July [21], 2005

Morgan Stanley & Co. International Limited

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

as Joint Global Coordinators.

Morgan Stanley & Co. International Limited

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

ABN AMRO Bank N.V., Hong Kong branch

and N M Rothschild & Sons (Hong Kong)

Limited, each trading as ABN AMRO

Rothschild (“ABN AMRO Rothschild”)

41/F, Cheung Kong Centre

2 Queens Road

Central, Hong Kong

Citigroup Global Markets Limited

Citigroup Centre, Canada Square,

Canary Wharf, London E14 5LB

United Kingdom

as Joint Bookrunners and Representatives of the several Underwriters.

Dear Sirs and Mesdames:

LG.Philips LCD Co., Ltd. (the “Company”), a corporation with limited liability established under the laws of the Republic of Korea (“Korea”), proposes to issue and sell, and Koninklijke Philips Electronics N.V., a company with limited liability organized under the laws of The Netherlands (the “Selling Shareholder”), proposes to sell, to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [            ] shares (the “Firm Shares”) of common stock, par value Won 5,000 per share, of the Company (the “Common Stock”), in the form of [            ] American Depositary Shares (the “Firm ADSs”). Each ADS (as defined below) represents one-half of one share of Common Stock. The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of July 22, 2004 (the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”), and all holders and beneficial owners from time to time of the ADRs issued thereunder.

It is understood that, subject to the conditions hereinafter stated, the Firm Shares comprising (a) [            ] shares of Common Stock (the “Primary Firm Shares”) in the form of ADSs (the “Primary Firm ADSs”) will be issued and sold by the Company to the Underwriters in connection with the offering and sale of ADSs outside Korea (including the offering and sale of ADSs in the United States and Canada to United States and Canadian Persons) (the “International Offering”) and (b) [            ] shares of Common Stock (the “Offered Secondary Shares”) in the form of ADSs (the “Secondary ADSs”) will be sold by the Selling Shareholder to the Underwriters in connection with the International Offering. Morgan Stanley & Co. International Limited and UBS AG shall act as joint global coordinators (the “Joint Global Coordinators”) and Morgan Stanley & Co. International Limited, UBS AG, ABN AMRO Rothschild and Citigroup Global Markets Limited shall act as joint bookrunners (the “Joint Bookrunners”) and representatives (the “Representatives”) of the Underwriters. As used herein, “you” refers to the Representatives.

In addition, the Company proposes to issue and sell to the several Underwriters not more than an additional [            ] shares of Common Stock (the “Optional Shares” and, together with the Primary Firm Shares, the “Offered Primary Shares”) in the form of [            ] ADSs (the “Optional ADSs” and, together with the Primary Firm ADSs, the “Primary ADSs”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Optional ADSs granted to the Underwriters in Section 2(b) hereof. The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Offered Shares” and the Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the “ADSs”.

The Company has also entered into an agreement dated the date hereof, with LG Electronics Inc., a corporation with limited liability established under the laws of Korea (“LG Electronics”), the Selling Shareholder and Morgan Stanley & Co. International Limited, Seoul Branch, UBS Securities Limited, Seoul Branch, ABN AMRO Asia Ltd., Seoul Branch and Citigroup Global Markets Korea Securities Limited (collectively, the “Korean Brokers”), providing for the procurement by the Korean Brokers of purchasers for an aggregate of [            ] shares of Common Stock to be sold by LG Electronics and the Selling Shareholder (the “Placed Shares”) in an off-hour block trade (the “Korean Brokerage Sale”) on the Stock Market Division of the Korea Exchange (the “Korea Exchange”). The Offered Shares and the Placed Shares are hereinafter collectively referred to as the “Shares”.

The International Offering and the Korean Brokerage Sale are collectively referred to herein as the “Global Offering”.

The Company hereby confirms the appointment of the Joint Global Coordinators by the Underwriters and the Korean Brokers.

The offering document to be used in connection with the International Offering, in the form first used to confirm sales of ADSs, is hereinafter referred to as the “Prospectus”.

1. Representations and Warranties of the Company and the Selling Shareholder.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Shareholder that:

(i) A registration statement on Form F-1 (File No. 333-126448) in respect of the Offered Shares has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits to such registration statement, heretofore delivered or to be delivered to each of the other Underwriters, have been declared effective by the

Commission in such form; no other document with respect to such registration statement has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement and any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated by, is pending before or, to the best of the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”) is hereinafter called a “Preliminary Prospectus”); the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a)(i) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

(ii) A registration statement on Form F-6 (File No. 333-117149) in respect of the ADSs has been filed with the Commission; such registration statement, in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, heretofore delivered or to be delivered to each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated by, is pending before or, to the best of the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, taken together, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “ADS Registration Statement”).

(iii) The Registration Statement, the ADS Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus (including the Preliminary Prospectus dated July 13, 2005) will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, the ADS Registration Statement and any amendments or supplements thereto do not and will not, as of the applicable effective date as to the Registration Statement, the ADS Registration Statement and any amendments or supplements thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of its date and as of each Time of Delivery (as defined in Section 4), does not (and the Preliminary Prospectus dated July 13, 2005 did not as of such date) contain and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or any of their affiliates expressly for use in the Registration Statement or the Prospectus, as amended or supplemented.

(iv) Since the date of the last audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries has (A) sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) entered into or assumed any material contract, (C) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (D) acquired or disposed of, or agreed to acquire or dispose of, any business or any other asset material to the Company and its subsidiaries, taken as a whole, or (E) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (B) through (D) above, except in each case to the extent disclosed in the Prospectus, as amended or supplemented.

(v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (C) there has not been any change in the capital stock of the Company or any material change in the consolidated short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, individually or in the aggregate, in or affecting the general affairs, management, shareholders’ equity, results of operations or financial position of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented.

(vi) The Company has been duly incorporated and is validly existing as a corporation under the laws of Korea, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, as amended or supplemented, and has been duly qualified for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except when the failure to be duly qualified and in good standing would not be reasonably expected to have a Material Adverse Effect; the articles of incorporation of the Company comply with the requirements of applicable Korean law, and are in full force and effect.

(vii) Each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, as amended or supplemented, and has been duly qualified for the transaction of business and is in good standing (if applicable) under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except when the failure to be duly qualified and in good standing would not be reasonably expected to have a Material Adverse Effect; the constitutive documents of each of the Company’s subsidiaries comply with the requirements of applicable jurisdiction, and are in full force and effect.

(viii) The Company has an authorized capitalization as set forth in the Prospectus, as amended or supplemented, and all of the issued shares of capital stock of the Company (including the Offered Secondary Shares) have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus, as amended or supplemented; the Offered Primary Shares have been duly and validly authorized and, when issued and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued and fully paid and non-assessable; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth in the Prospectus, as amended or supplemented) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not, and on the First Time of Delivery (as defined in Section 4) and the Second Time of Delivery (as defined in Section 4), if applicable, will not, be entitled to preemptive or other rights to acquire the Offered Shares or the ADSs in connection with the transactions contemplated hereby or as otherwise disclosed in the Prospectus, as amended or supplemented; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of Common Stock or any other class of capital stock of the Company, except as disclosed in the Prospectus, as amended or supplemented; the Offered Shares may be freely deposited pursuant to this Agreement by the Company or the Selling Shareholder with the Depositary against the issuance of ADRs evidencing ADSs as contemplated in the Deposit Agreement; the Offered Primary Shares and the Primary ADSs are freely transferable by the Company to or for the account of the several Underwriters and (to the extent described in the Prospectus, as amended or supplemented) the initial purchasers thereof; there are no restrictions on subsequent transfers of the Offered Shares or the ADSs under the laws of Korea or the United States, except as described in the Prospectus, as amended or supplemented; and there is no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company among the Offered Shares and other outstanding shares of Common Stock and all holders (on the record date) of such Offered Shares will be entitled, on the same basis as such other outstanding shares of Common Stock, to payment of full annual dividends in respect of the 2005 fiscal year of the Company, if any such dividends are declared.

(ix) All dividends and other distributions declared and payable on the Shares represented by ADSs (including the Offered Shares) may under the current laws and regulations of Korea be paid to the Depositary in Korean Won that may be converted into U.S. dollars and freely transferred out of Korea, and all dividends and other distributions on the ADSs will not be subject to withholding or other taxes under the laws and regulations of Korea and are otherwise free and clear of any other tax, withholding or deduction in Korea, without the necessity of obtaining any Governmental Authorization (as defined below) in Korea, except as described in the Prospectus, as amended or supplemented, under “Korean Foreign Exchange Controls and Securities Regulations” and “Taxation—Korean Taxation”.

(x) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (ii) the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

(xi) The issue of the Offered Primary Shares and the Primary ADSs and the deposit by the Company of the Offered Primary Shares with the Depositary against receipt of ADRs evidencing the ADSs, the sales of the Offered Primary Shares and Primary ADSs by the Company, the execution of and compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, and the consummation by the Company of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body or any stock exchange authority (“Governmental Agency”) having jurisdiction over the Company, subsidiary or any of its respective properties, except for such conflict, breach, violation or default that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation of the Company or any constitutive documents of its subsidiaries; and no consent, approval, authorization, order, registration, clearance or qualification (“Government Authorization”) of or with any such U.S. or Korean Governmental Agency is required to be obtained or filed by the Company for the issue and sale of the Offered Primary Shares or the Primary ADSs or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except (A) such as have been, or will have been obtained prior to the First Time of Delivery (as defined in Section 4 hereof), under the Act, the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder; (B) the report to the Ministry of Finance and Economy of Korea by the Company on the issue of the ADSs, which has been reported; (C) the registration of the issuance of the Offered Primary Shares with the Registry Offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Primary Firm Shares or the Optional Shares, as the case may be; and (D) such Government Authorizations as may be required under United States state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters.

(xii) The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (B) the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights; upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respect to the descriptions thereof contained in the Prospectus, as amended or supplemented.

(xiii) The Company and its subsidiaries have good title to all real property and all personal property owned by them that are material to the business or operations of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, as amended or supplemented or do not, or are not reasonably expected to, materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the business or operations of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material or do not, or are not reasonably expected to, materially interfere with the use made and proposed to be made of such property and buildings by the Company and such subsidiaries.

(xiv) Each of the Company and its subsidiaries owns or has valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including the “LG.Philips LCD” name and logo) currently employed by them in connection with the business currently operated by them, except for such failure that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect; and to the best of the Company’s knowledge after due inquiry, none of the Company or any of its subsidiaries is infringing, has infringed or has received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing, except for such failure to own, have valid licenses or otherwise have, or be able to acquire, the legal right, or infringement that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect and other than as set forth in the Prospectus, as amended or supplemented.

(xv) Each of the Company and its subsidiaries is not in a breach or violation of any statute or any order, rule or regulation of any Governmental Agency, or any of the terms or provisions of, or a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breach, violation or default that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect, nor in any violation of the provisions of the articles of incorporation of the Company or any constitutive documents of its subsidiaries.

(xvi) Each of the Company and its subsidiaries has all necessary licenses, franchises, permits, authorizations, orders and approvals and other concessions that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, as amended or supplemented, except for such failure to have any such licenses, franchises, permits, authorizations, orders, approvals or concessions that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect; and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licenses, franchises, permits, authorizations, orders, approvals or concessions which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect, except as described in the Prospectus, as amended or supplemented.

(xvii) The Company is not an “investment company” nor an entity controlled by an “investment company”, as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

(xviii) In connection with the International Offering, none of the Company, its subsidiaries and their directors or affiliates (within the meaning of the Act and the regulations thereunder) has taken or will take, directly or indirectly, any action which was, or will be, taken for the purpose of, or which would reasonably be expected to cause or result in, under the Exchange Act, stabilizing or manipulating the price of the Common Stock, ADSs or any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Offered Shares or ADSs.

(xix) Other than as set forth in the Prospectus, as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or others.

(xx) The Company has consented to the deposit of the Offered Secondary Shares by the Selling Shareholder with the Depositary and the issuance by the Depositary of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder to the Underwriters at each Time of Delivery.

(xxi) The statements set forth in the Prospectus, as amended or supplemented, under the captions “Description of Capital Stock” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Common Stock and the articles of incorporation of the Company and the ADSs and the Deposit Agreement, respectively, and under the caption “Taxation”, insofar as they purport to describe the provisions of the U.S. and Korean laws and documents referred to therein, are true and accurate in all material respects.

(xxii) The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the fiscal year ended December 31, 2004 and does not expect to become a PFIC in the near future.

(xxiii) The audited consolidated financial statements (and the notes thereto) as of December 31, 2003 and 2004, and for each of the three years in the period ended December 31, 2004 and the non-audited consolidated financial statements (and the notes thereto) as of and for each of the quarters ended March 31, 2004 and 2005 of the Company and its consolidated subsidiaries included in the Prospectus, as amended or supplemented, present fairly (i) the financial position of the Company on a consolidated basis as of the dates indicated and (ii) the results of operations and the cash flows for the periods specified, in each case of (i) and (ii), in conformity with U.S. GAAP; the financial information in “Prospectus Summary—Recent Developments” and the summary and selected financial data included in the Prospectus, as amended or supplemented, present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements; no other financial statements, schedules or pro forma financial information of the Company or any of its subsidiaries are required by the Act or the rules and regulations thereunder to be included or incorporated by reference in the Prospectus, as amended or supplemented; and Samil PricewaterhouseCoopers, who have expressed an opinion on the audited financial statements of the Company and its consolidated subsidiaries based on their audits, are independent auditors with respect to the Company within the meaning of the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(xxiv) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the credit quality of the assets is monitored at reasonable intervals and appropriate action is taken with respect to any material deterioration in quality.

(xxv) The section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in the Prospectus, as amended or supplemented, accurately and fully describes (A) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) the judgments and uncertainties affecting the application of critical accounting policies; and (C) an explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

(xxvi) The sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” and “—Off-Balance Sheet Arrangements” in the Prospectus, as amended or supplemented, accurately and fully describe (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company and its subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and its subsidiaries for capital resources. As used herein in this Section, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”.

(xxvii) Each of the Company and its subsidiaries has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed on a timely basis (taking into account valid extensions of the time for filing) and no tax deficiency has been determined adversely to the Company and its subsidiaries, nor does the Company and its subsidiaries have any knowledge of any tax deficiency, in each case, except for such failure or deficiency that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect.

(xxviii) Except as disclosed in the Prospectus, as amended or supplemented, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Korea or any political subdivision or taxing authority thereof or therein (other than Korean tax payable by reason of the fact that, (x) for the Underwriters incorporated in Korea, their income generally is subject to corporate income tax in Korea, or (y) for the other Underwriters, they have a permanent establishment in Korea to which the relevant Korean source income is attributable) in connection with (A) the deposit of the Offered Primary Shares by the Company with the Depositary against the issuance of ADRs evidencing ADSs, (B) the sale and delivery by the Company of the Offered Primary Shares and the Primary ADSs to or for the respective accounts of the several Underwriters in the manner contemplated in this Agreement, (C) the execution and delivery of this Agreement and (D) the sale and delivery by the several Underwriters of the Primary ADSs representing the shares newly issued by the Company to the initial purchasers thereof in the manner contemplated in the Prospectus, as amended or supplemented.

(xxix) None of the Company or its subsidiaries and the businesses or entities operated or owned by the Company or its subsidiaries, nor any of their respective directors (as identified in the Prospectus, as amended or supplemented), directly or indirectly, own any interest exceeding 5% of the total issued share capital of, hold any directorships or management positions in, or are a party to any material transaction with any entity that competes with the Company or its subsidiaries, except as described in the Prospectus, as amended or supplemented.

(xxx) Except as described in the Prospectus, as amended or supplemented, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except for such disturbance or dispute that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, except for such disturbance or dispute that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect.

(xxxi) Except as disclosed in the Prospectus, as amended or supplemented, no material indebtedness (actual or contingent) and no material contract or arrangement (other than employment contracts or arrangements) is outstanding between the Company and any director or executive officer of the Company or any affiliate or person connected with such director or executive officer (including his spouse, children, any company or undertaking in which he holds a controlling interest).

(xxxii) There are no statutes, regulations, contracts or other documents (including any related party agreements and material contracts) that are required to be described in the Registration Statement or the Prospectus, as amended or supplemented or to be filed as exhibits thereto that have not been so described and filed as required.

(xxxiii) The ADSs have been approved for listing on the New York Stock Exchange, subject to notice of issuance, and all of the issued and outstanding Shares have been listed and admitted for trading on the Korea Exchange.

(xxxiv) Except as disclosed in the Prospectus, as amended or supplemented, the Company has not offered, sold or issued any shares of its share capital during the six-month period preceding the effective date of the Registration Statement, including any sales pursuant to Rule 144A under, or Regulations D or Regulation S of, the Act.

(xxxv) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company with the Offered Shares or the ADSs registered pursuant to the Registration Statement, except for the registration rights agreements between the Company and the LG Electronics and between the Company and the Selling Shareholder, each dated July 15, 2004.

(xxxvi) The Company and its subsidiaries (A) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would, individually or in the aggregate, be reasonably expected not to have a Material Adverse Effect.

(xxxvii) Except as disclosed in the Prospectus, as amended or supplemented, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxxviii) Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses; neither the Company nor any of its subsidiaries has reason to believe that it or any subsidiary will not be able (A) to renew its existing insurance coverage when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

(xxxix) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xl) The Company and the Company’s directors and executive officers, in their capacities as such, are in compliance with all provisions of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to foreign private issuers.

(b) Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) All Government Authorizations required for the deposit of the Offered Secondary Shares deposited or to be deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Time of Delivery (as defined in Section 5) for the sale and delivery of the ADSs to be sold by the Selling Shareholder and for the execution, delivery and performance by the Selling Shareholder of this Agreement and for the sale and delivery of the ADSs to be sold by the Selling Shareholder and the consummation of the transactions contemplated by this Agreement have been obtained (except (i) such as have been obtained, or will be obtained prior to the First Time of Delivery, under the Act, the Exchange Act, and the rules and regulations thereunder, (ii) the report to the Ministry of Finance and Economy of Korea by the Company as provided hereunder, on the issue of the ADSs, which has been reported, (iii) the report of a change of shareholding ratio by the Selling Shareholder with the Korea Exchange and the Financial Supervisory Commission of Korea within five (5) calendar days from the First Time of Delivery in accordance with the Securities and Exchange Act of Korea and (iv) the report to a foreign exchange bank in Korea or the Korea Trade Investment Promotion Agency by the Selling Shareholder on the transfer of the Offered Secondary Shares which is required to be made within 30 calendar days from the date of this Agreement); and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares and the ADSs to be sold by the Selling Shareholder.

(ii) The sale of the ADSs to be sold by the Selling Shareholder, the deposit of the Offered Secondary Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder at each Time of Delivery, the execution by the Selling Shareholder of this Agreement, the compliance by the Selling Shareholder with all the provisions of this Agreement and, to the extent applicable to the Selling Shareholder, the Deposit Agreement and the consummation of the transactions herein and therein contemplated relating to the Selling Shareholder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of any statute, order, rule or regulation of any Governmental Agency having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder, except for such conflict, breach, violation or default that would not have a material adverse effect on the ability of the Selling Shareholder to perform its obligation under this Agreement and the Deposit Agreement, nor will such action result in any violations of the provisions of the articles of incorporation or other constitutive documents of the Selling Shareholder.

(iii) The Selling Shareholder has, and immediately prior to the time it deposits Offered Secondary Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be sold by it to be delivered at each Time of Delivery will have, good and valid title to such Shares free and clear of all liens, encumbrances, equities and claims; subject to the Governmental Authorizations referred to in paragraph (b)(i) above, the Shares may be freely deposited by the Selling Shareholder with the Depositary against issuance of the ADSs; assuming that the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, upon delivery of such ADSs and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will be freely transferable by the Selling Shareholder to the Underwriters and (to the extent described in the Prospectus, as amended or supplemented) the initial purchasers thereof; and there are no restrictions on subsequent transfers of such ADSs under the laws of Korea or the United States, except as described in the Prospectus, as amended or supplemented.

(iv) In connection with the Global Offering, none of the Selling Shareholder and its directors and affiliates (within the meaning of the Act and the regulations thereunder) has taken, or will take, directly or indirectly, any action which was, or will be, taken for the purpose of, or which was, or will be, designed to, or which has constituted, or will constitute, or which might reasonably be expected to cause in or result, under the Exchange Act, in stabilizing or manipulating the price of the Shares, ADSs or any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or ADSs or otherwise, provided that the Selling Shareholder makes no representation to the extent covered by Section 1(a)(xviii).

(v) The Selling Shareholder has deposited or will deposit prior to each Time of Delivery, the Offered Secondary Shares to be sold by it with the Depositary against the issuance of the ADRs evidencing the ADSs to be sold by it to the Underwriters and has instructed or will instruct the Depositary to deliver such ADSs to the Underwriters at each Time of Delivery.

(vi) Except as disclosed in the Prospectus, as amended or supplemented, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the ADSs.

(vii) Except as disclosed in the Prospectus, as amended or supplemented, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Korea or any political subdivision or taxing authority thereof or therein (other than Korean tax payable by reason of the fact that, (x) for the Underwriters incorporated in Korea, their income generally is subject to tax in Korea, or (y) for the other Underwriters, they have a permanent establishment in Korea to which the relevant Korean source income is attributable) in connection with (A) the deposit of the Shares by the Selling Shareholder with the Depositary against the issuance of ADRs evidencing ADSs, (B) the sale and delivery by the Selling Shareholder of the ADSs to or for the respective accounts of the several Underwriters in the manner contemplated in this Agreement, (C) the execution and delivery of this Agreement and (D) the sale and delivery by the several Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated in the Prospectus, as amended or supplemented.

(viii) (A) The Selling Shareholder represents and warrants that it is a company with limited liability duly organized and validly existing under the laws of The Netherlands; and (B) this Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitutes a legal, valid and binding agreement enforceable against the Selling Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(ix) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder for use therein, it being understood that such information consists only of the information under the captions “The Selling Shareholder” and “Principal Shareholders” and set forth in Annex A hereto (to the extent that such information concerns the Selling Shareholder, the “Shareholder Information”), such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, and, in the case of the Prospectus, as of each Time of Delivery, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein made in reliance upon and in conformity with Shareholder Information not misleading.

2. Agreements to Sell and Purchase.

(a) (i) The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Primary Firm ADSs set forth in Schedule I hereto opposite its name at US$[            ] per ADS (the “Offering Price”) and (ii) the Selling Shareholder hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees severally and not jointly, to purchase from the Selling Shareholder the respective numbers of Offered Secondary ADSs set forth in Schedule I hereto opposite its name at US$[            ] per ADS (the “Secondary ADS Purchase Price”). The Offering Price represents the public offering price per ADS and the Secondary ADS Purchase Price represents the Offering Price less underwriting commission of US$[            ] per ADS (the “Underwriting Commission”).

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to the several Underwriters, and the Underwriters have the right to purchase, severally and not jointly, the Optional ADSs at the Offering

Price, if and to the extent that the Representatives, on behalf of the Underwriters, elect to exercise such option. If the Representatives elect to exercise such option, the Representatives shall so notify the Company in writing not later than 30 days after the date of the First Time of Delivery, which notice shall specify the number of Optional ADSs to be purchased by the Underwriters and the date on which such ADSs are to be purchased. Such date may be the same as the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, not earlier than two nor later than ten business days after the date of such notice. Optional ADSs may be purchased as provided in Section 2 hereof solely for the purpose of covering over-allotments made in connection with the International Offering. If any Optional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs allocated to the International Offering to be purchased as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm ADSs. The Representatives in their sole discretion shall have the authority to exercise the over-allotment option on behalf of the Underwriters.

(c) As compensation to the Underwriters for their commitments to purchase the Primary Firm ADSs under this Agreement, the Company will, at a Time of Delivery, pay to the Underwriters the Underwriting Commission for each of the Firm ADSs to be purchased at such Time of Delivery as provided in this Agreement.

3. Terms of Public Offering. The Company and the Selling Shareholder are advised by the Joint Global Coordinators that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Joint Global Coordinators is advisable, upon the terms set forth in the Prospectus, as amended or supplemented. The Company and the Selling Shareholder are further advised by the Joint Global Coordinators that the ADSs are to be offered to the public initially at the Offering Price and to certain dealers selected by the Joint Global Coordinators at a price that represents a concession not in excess of US$[            ] per ADS under the Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[            ] per ADS, to any Underwriter or to certain other dealers.

4. Payment and Delivery.

(a) For the ADSs to be delivered hereunder, the Company shall issue and deposit the requisite number of Offered Primary Shares and the Selling Shareholder shall deposit the requisite number of the Offered Secondary Shares, in each case, with the Korea Securities Depository (the “KSD”), as custodian for the Depositary (the “Custodian”), for the account of the Depositary, and the Company shall register such Offered Shares on the shareholders’ registry of the Company in the name of the Custodian. The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such amounts and registered in such names as the Representatives may request upon notice to the Company and the Selling Shareholder at least forty-eight (48) hours prior to each Time of Delivery (the “Notification Time”), shall be delivered at the relevant Time of Delivery by or on behalf of the Company and the Selling Shareholder to the Representatives through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, immediately following or against payment by the Representatives of the aggregate Offering Price (in the case of the Primary ADSs) or the aggregate Secondary ADS Purchase Price (in the case of the Secondary ADSs) therefor by wire transfer through the Federal Wire System in New York in United States dollars, in immediately available funds, to the Company’s account and the Selling Shareholder’s account (which shall be designated to the Joint Global Coordinators by the Company and the Selling Shareholder at the Notification Time) in New York as specified in Section 4(b) or 4(c) below. The Company and the Selling Shareholder will cause the certificate or certificates in global form representing the ADSs to be made available for checking at least twenty-four (24) hours prior to each Time of Delivery of ADSs in New York with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).

(b) With respect to the Firm ADSs, the time and date of (i) the delivery shall be immediately after 11:00 a.m., New York City time, on July [26], 2005 (which shall fall on July [27], 2005, Seoul time) and (ii) the payment shall be immediately prior to 11:00 a.m., New York City time, on July [26], 2005 (which shall fall on July [26], 2005, Seoul time) or, in each case of (i) and (ii), at the same time on such other dates as the Joint Global Coordinators, the Company and the Selling Shareholder may agree upon in writing. Such time and date for delivery of the Firm ADSs are herein referred to as the “First Time of Delivery”.

(c) With respect to the Optional ADSs, the time and date of (i) the delivery shall be immediately after 11:00 a.m., New York City time, on the date (which shall fall on the immediately following date, Seoul time) specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of the election to purchase such Optional ADSs and (ii) the payment shall be immediately prior to 11:00 a.m., New York City time, on the same date (which shall fall on the same date, Seoul time) or at the same times on such other dates as the Joint Global Coordinators and the Company may agree upon in writing. Such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, are herein referred to as the “Second Time of Delivery”, and together with the First Time of Delivery, each a “Time of Delivery”.

(d) The documents to be delivered by or on behalf of the parties hereto pursuant to this Agreement will be delivered on the First Time of Delivery and, if applicable, each Time of Delivery, or such other time and date as the Joint Global Coordinators, the Company and the Selling Shareholder may agree upon in writing, in each case at the offices of Simpson Thacher & Bartlett LLP at ICBC Tower, 7th floor, 3 Garden Road, Central, Hong Kong SAR (the “Closing Location”). Any references to a Time of Delivery made with respect to the delivery of documents or satisfaction of the conditions in this Agreement shall be to the earlier of such Time of Delivery, if there is time difference between the time for payment for the Offered Shares delivered in lieu of the ADSs and the time for payment for the Offered Shares underlying ADSs or the ADSs. A meeting will be held at the Closing Location at 2:00 p.m., Hong Kong time, on the business day immediately preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to this Section and the cross receipts of the ADSs will be available for review by the parties hereto.

5. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholder herein, at and as of each Time of Delivery, are true and correct, the condition that each of the Company and the Selling Shareholder shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the Offered Shares and ADSs shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section

6(a)(i) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, with respect to the Offered Shares and the ADSs to be sold at such Time of Delivery, the Registration Statement, the ADS Registration Statement and the Prospectus, each as amended or supplemented, and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

(c) Each of (i) Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and (ii) Sullivan & Cromwell LLP, U.S. counsel for the Selling Shareholder shall have furnished to the Representatives their respective written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(d) Kim & Chang, Korean counsel for the Company and the Selling Shareholder, shall have furnished to the Representatives their written opinion dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(e) Prof. Dr. A. Verdam, legal advisor for the Selling Shareholder, shall have furnished to the Representatives his written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(f) Shin & Kim, Korean counsel for the Underwriters, shall have furnished to the Representatives their written opinion or opinions, dated such Time of Delivery in form and substance satisfactory to the Representatives, with respect to the Offered Shares and the Offered ADSs to be sold at such Time of Delivery, and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside Korea.

(g) Patterson, Belknap, Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives.

(h) The Deposit Agreement shall be in full force and effect at each Time of Delivery.

(i) On the date of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, and also at each Time of Delivery, Samil PricewaterhouseCoopers, the independent accountants of the Company who have audited the consolidated financial statements of the Company included in the

Registration Statement, shall have furnished to the Representatives letters, dated the effective date of the Registration Statement and such Time of Delivery, respectively, in form and substance satisfactory to the Representatives, and with respect to such letters dated such Time of Delivery, confirming in all material respects the conclusions and findings set forth in the earlier letters furnished pursuant hereto.

(j) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus, as amended or supplemented prior to the date of this Agreement, any loss or interference with its business from any calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus, as amended or supplemented prior to the date of this Agreement, there shall not have been any change in the consolidated capitalization or consolidated long-term debt of the Company and its subsidiaries taken as a whole or any change, or any development involving a prospective change, in or affecting the general affairs or senior management of the Company or the consolidated current or future financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented prior to the date of this Agreement, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives, after consultation with the Company and the Selling Shareholder, to the extent practicable, so material and adverse to the Company and its subsidiaries taken as a whole as to make it impracticable or inadvisable to proceed with the International Offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus, as amended or supplemented prior to the date of this Agreement.

(k) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company by a “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities (other than confirmations of such announcements made prior to the date hereof).

(l) The ADSs to be delivered at each Time of Delivery and the Offered Shares represented thereby shall be duly listed and admitted to trading on the New York Stock Exchange, subject to official notice of issuance.

(m) The Depositary shall have furnished or caused to be furnished to the Representatives at each Time of Delivery certificates satisfactory to the Representatives evidencing the deposit by the Company and the Selling Shareholder with it of the Offered Shares, the receipt of instructions from the Company and the Selling Shareholder for the deposit of the Offered Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholder at each Time of Delivery, and the execution, counter-signature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(n) The Company and the Selling Shareholder shall have furnished or caused to be furnished to the Representatives at each Time of Delivery their respective certificates of officers of the Company and the Selling Shareholder satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Selling Shareholder respectively, herein at and as of such Time of Delivery, as to the performance by each of the Company and the Selling Shareholder of all of its

obligations hereunder to be performed at or prior to such Time of Delivery, and, in the case of the Company, as to the matters set forth in paragraphs (a) and (j) of this Section.

(o) LG Electronics shall have furnished to the Representatives at the First Time of Delivery a lock-up agreement to the effect set forth in Annex B hereto.

(p) The Optional Shares shall have been duly and validly authorized prior to the First Time of Delivery.

(q) The Underwriters shall have received such other documents and certificates as reasonably requested by the Underwriters or their counsel, and the Company shall have furnished such counsel with any documents and information as they may reasonably request to enable them to pass upon such matters in their legal opinions referred to above.

(r) Arrangements satisfactory to the Joint Global Coordinators shall have been made for the concurrent payment and, as applicable, deduction and reimbursement out of the proceeds of the Global Offering to the Underwriters of all fees and expense contemplated to be concurrently paid or reimbursed by each of the Company and the Selling Shareholder to the Underwriters hereunder.

6. Covenants of the Company and the Selling Shareholder.

(a) In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(i) To prepare the Prospectus, as amended or supplemented, in relation to the ADSs in a form approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the ADS Registration Statement or Prospectus, as amended or supplemented prior to the date of this Agreement, which shall not have been approved by the Representatives; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares or the ADSs, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the ADS Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Shares or the ADSs, of the suspension of the qualification of the Offered Shares or the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the ADS Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the ADSs or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(ii) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Shares or the ADSs for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Shares or the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(iii) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus, as amended or supplemented, in connection with the offering or sale of the Offered Shares or the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the ADSs at any time nine months or more after the date of this Agreement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying the Section 10(a)(3) of the Act.

(iv) To endeavor to qualify the ADSs or the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(v) To make generally available to its security holders (within the meaning of the Act) as soon as practicable, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(vi) To comply in all material respects with the Deposit Agreement so that ADRs evidencing ADSs to be delivered to each Underwriters at each Time of Delivery are executed by the Depositary (and, if applicable, counter-signed).

(vii) To list by the First Time of Delivery the ADSs and the Offered Shares on the New York Stock Exchange, subject to notice of issuance, and to list and/or maintain the listing of the Offered Shares on the Korea Exchange; and to use its best efforts to maintain the listings of the ADSs and the Offered Shares on the NYSE and the Common Stock on the Korea Exchange.

(viii) Prior to 10:00 a.m., New York City time, on each Time of Delivery, the Company shall have caused the Custodian to confirm to the Representatives, on behalf of the Underwriters, that the Custodian has registered the Offered Shares, as trusted assets in the Depositary’s ADR deposit account established by the Depositary with the Custodian pursuant to the Deposit Agreement, subject to notice of transfer of such Offered Shares to the Custodian, with such notice to be given by the Company and the Selling Shareholder.

(ix) To apply the net proceeds to be received by the Company from the sale of the Primary ADSs and the Offered Primary Shares pursuant to the International Offering as set forth under the caption “Use of Proceeds” in the Prospectus, as amended or supplemented.

(x) Without the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, during the period commencing the date hereof and ending 180 days after the date hereof, not to (and not to announce an intention to) issue, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Company’s capital stock, global, American or similar depositary shares representing the Company’s capital stock or any securities convertible into or exercisable or exchangeable for, or representing interests in such securities, or other instruments, warrants or options (settled by physical delivery, cash or otherwise) representing or granting interests in such securities (including rights issues), except that such consent shall not be required in respect of (i) issuance of securities related to conversion of convertible securities outstanding on the date of this Agreement and (ii) any grant, issue or offer of option, rights, warrants or other securities made to any of the Company’s directors, officers or employees as part of their compensation.

(xi) To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees, including any interest and penalties, payable in Korea which are or may be required to be paid in or in connection with the creation, allotment, issuance, offer and distribution of the Offered Shares or the ADSs and the execution and delivery of this Agreement and the Deposit Agreement.

(xii) If the Company and the Underwriters elect to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, provided that the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(xiii) To furnish to the Depositary for mailing to all holders of record of ADSs as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries and business segment information in accordance with Statement of Financial Accounting Standards No. 131, certified by independent public accountants and prepared in conformity with U.S. GAAP) and to file with Commission on a timely basis for each year an annual report on Form 20-F that includes a reconciliation of net income, total shareholders’ equity and other financial statement items as required by the rules and regulations of the Commission to U.S. GAAP, and, as soon as practicable after the end of each of the first three quarters of each fiscal year prepared in accordance with Korean GAAP (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to file with Commission on a timely basis current report on Form 6-K that includes unconsolidated summary financial information of the Company for such quarter in reasonable detail.

(xiv) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives such additional information concerning the business and financial condition of the Company as you may from time to time request that are in the judgment of the Company, reasonable.

(xv) To use its best efforts to comply with all provisions of the U.S. Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith applicable to foreign private issuers.

(xvi) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act.

(b) The Selling Shareholder agrees with each of the Underwriters:

(i) Prior to each Time of Delivery, to deposit the Offered Secondary Shares to be sold by it with the Depositary in accordance with the provisions of the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, counter-signed) and issued by the Depositary against receipt of such Offered Secondary Shares and delivered to the Underwriters at such Time of Delivery.

(ii) Without the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, during the period commencing the date hereof and ending 90 days after the date hereof, not to (and not to announce an intention to) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Company’s capital stock, global, American or similar depositary shares representing the Company’s capital stock or any securities convertible into or exercisable or exchangeable for, or representing interests in such securities, or other instruments, warrants or options (settled by physical delivery, cash or otherwise) representing or granting interests in such securities, provided, however, that the Selling Shareholder makes no representation regarding the Company and its subsidiaries in this clause (ii).

(iii) To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in Korea, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the ADSs to be sold by the Selling Shareholder and the execution and delivery of this Agreement and the Deposit Agreement.

(iv) To advise the Representatives promptly, and if requested by them, to confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Shares or the ADSs by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the ADS Registration Statement or the Prospectus relating to the Selling Shareholder.

(v) To file (A) its report of a change of shareholding ratio with the Korea Exchange and the Financial Supervisory Commission of Korea within five (5) calendar days from the First Time of Delivery in accordance with the Korea Securities Act and (B) its report to a foreign exchange bank in Korea or the Foreign Trade Investment Promotion Agency within thirty (30) calendar days from the date hereof.

7. Expenses. The Company, the Selling Shareholder and the Underwriters shall pay such fees and expenses incurred in connection with the consummation of the transactions contemplated herein in accordance with the agreement dated the date hereof between such parties relating to payment of such fees and expenses.

8. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter (in respect of ABN AMRO Rothschild, shall mean ABN AMRO Bank N.V., Hong Kong branch and N M Rothschild & Sons (Hong Kong) Limited), each affiliate of an Underwriter selling underwritten ADSs or Offered

Shares on behalf of an Underwriter (a “Selling Affiliate”), directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Prospectus, (as then amended or supplemented) in the light of the circumstances under which they were made), except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Shareholder Information or information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased ADSs, or any person controlling such Underwriter, to the extent that any such losses, claims, damages or liabilities of such Underwriter result from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given to such person by or on behalf of such Underwriter, if such delivery is required by the Act, at or prior to the time when the written confirmation of the sale of ADSs to such person shall be sent or given, a copy of the Prospectus (as then amended or supplemented), if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and such losses, claims, damages or liabilities of such Underwriter result from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (as then amended or supplemented), unless such failure is the result of noncompliance by the Company with Section 6(a)(i) or 6(a)(iii) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter (in respect of ABN AMRO Rothschild, shall mean ABN AMRO Bank N.V., Hong Kong branch and N M Rothschild & Sons (Hong Kong) Limited), each Selling Affiliate, directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Prospectus (as then amended or supplemented), in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with Shareholder Information; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased ADSs, or any person controlling such Underwriter, to the extent that any such losses, claims, damages or liabilities of such Underwriter result from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given to such person by or on behalf of such Underwriter, if such delivery is required by the Act, at or prior to the time when the written confirmation of the sale of ADSs to such person shall be sent or given, a copy of the Prospectus (as then amended or supplemented), if the Company has previously and timely furnished copies thereof in sufficient quantity to such Underwriter and such losses, claims, damages or liabilities of such Underwriter result from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (as then amended or supplemented), unless such failure is the result of noncompliance by the Company with Section 6(a)(i) or 6(a)(iii) of this Agreement. This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholder to such Underwriter, but only with reference to information furnished to the Company or Selling Shareholder in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a), 8(b) or 8(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a), 8(b) or 8(c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnification obligation provided in Section 8(a), 8(b) or 8(c) above.

The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for that indemnified party and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a) or 8(b) and by the Company, in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this second paragraph of this Section 8(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 8(a), 8(b) or 8(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause (i) of this Section 8(e) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8(e) but also the relative fault of the Company and the Selling Shareholder on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs under this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs under this Agreement (before deducting expenses) received by the Company and the Selling Shareholder and the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs under this Agreement, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the ADSs. The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholder or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(f) The Company, the Selling Shareholder and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) the Selling Shareholder shall not be required to contribute any amount in respect of any losses, claims, damages or liabilities (or actions in respect thereof) unless, and in such case only to the extent that, such losses, claims, damages or liabilities (or actions in respect thereof) arise out of an untrue statement or alleged untrue statement of material fact or omission or alleged omission to state a material fact required to be stated or necessary to make the statements not misleading that was made or omitted in reliance upon and in conformity with Shareholder Information in any Preliminary Prospectus, the Registration Statement, or the Prospectus or any amendment thereof or supplement thereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of any payment for any of the ADSs.

9. Termination. The Representatives may terminate this Agreement in their absolute discretion, by notice given to the Company and the Selling Shareholder, if after the execution and delivery of this Agreement and prior to the First Time of Delivery there shall have occurred any of the following: (i) a suspension or material limitation in trading securities generally on or by, as the case may be, the New York Stock Exchange or the Korea Exchange, or trading of any securities of the Company or any of its subsidiaries shall have been suspended or materially limited on any such exchange; (ii) a general moratorium on commercial banking activities declared by relevant Korean, United States federal, New York State or United Kingdom authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Korea; (iii) the outbreak or escalation of hostilities involving the United States, or Korea or the declaration by the United States or Korea of a national emergency or war, if the effect of any such event specified in this clause (iii), in the judgment of the Representatives, after consultation with the Company and the Selling Shareholder to the extent practicable, makes it impracticable or inadvisable to proceed with the International Offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus, as amended or supplemented; or (iv) any other calamity or crisis or any material adverse change in existing Korean or international financial, political or economic conditions or Korean or the U.S. currency exchange rates or exchange controls, if the effect of any such event specified in this clause (iv), in the judgment of the Representatives, after consultation with the Company and the Selling Shareholder to the extent practicable, makes it impracticable or inadvisable to proceed with the International Offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus, as amended or supplemented.

10. Effectiveness: Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on a Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on a Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase ADSs and the aggregate number of ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of ADSs to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company and the Selling Shareholder. In any such case the Company shall have the right to postpone a Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of either of the Company or the Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholder will reimburse, in proportion to the number of ADSs to be sold by the Company and the Selling Shareholder hereunder, respectively, the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Submission to Jurisdiction. (a) Each of the parties hereto irrevocably submits, to the fullest extent permitted by law, to the exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

(b) The Company has appointed LG.Philips LCD America Inc., 150 East Brokaw Road, San Jose, CA 95112 (Attention: General Manager), and the Selling Shareholder has appointed Philips Electronics N.A., 1251 Avenue of the Americas, New York, NY 10020, in each case, as its agent (the “Process Agent”) to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in the Borough of Manhattan, the City of New York. Such service may be made be delivering a copy of such process to the Company or the Selling Shareholder, as the case may be, in care of its respective Process Agent at the address specified above for such Process Agent and obtaining a receipt therefor, and each of the Company and the Selling Shareholder hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company and the Selling Shareholder each represents and warrants that its respective Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon such Process Agent shall be deemed to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company or the Selling Shareholder, as the case may be, in any such suit, action or proceeding.

12. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholder, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

13. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you as the Representatives and any action taken under this Agreement by you shall be binding upon all Underwriters; and in all dealings with the Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Selling Shareholder. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives at:

Morgan Stanley & Co. International Limited

c/o Morgan Stanley Dean Witter Asia Limited

30/F, Three Exchange Square

Central, Hong Kong

Facsimile: 852 2848 5041

Attention: Head of Global Capital Markets,

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

Facsimile: 852 2971 6187

Attention: Legal & Compliance Department,

ABN AMRO Rothschild

41/F, Cheung Kong Centre

2 Queen’s Road Central

Hong Kong

Facsimile: 852 2700 5968

Attention: Head of Equity Capital Markets, Asia,

Citigroup Global Markets Limited

Citigroup Centre, Canada Square

Canary Wharf, London E14 5LB

United Kingdom

Facsimile: 44 20 7986 2908

Attention: General Counsel’s Office;

if to the Selling Shareholder, to Koninklijke Philips Electronics N.V., [Breitner Center, Amstelplein 2, 1096 BC Amsterdam, The Netherlands, facsimile: +31-20-5977230, Attention: General Secretary]; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Financing Team. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. Each of the Company and the Selling Shareholder acknowledges and agrees that in connection with all aspects of the Global Offering, including the pricing of the Global Offering and advice, if any, provided by the Underwriters: (i) it is contracting with the Underwriters on an arm’s-length basis to provide the services described herein, (ii) the Underwriters are not acting as agents, advisors or as fiduciaries of, and owe no fiduciary duty to, the Company and the Selling Shareholder, and (iii) the Underwriters are not assuming any duties or obligations under this Agreement to the Company or the Selling Shareholder other than those expressly set forth in this Agreement. Further, it is not the intention of the parties to create a fiduciary relationship between them. Each of the Company and the Selling Shareholder waives to the full extent permitted by applicable law any claims it may have against the Underwriters for any breach or alleged breach of fiduciary duty arising in any way from the Global Offering.

15. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Shareholder and, to the extent provided in Section 8 hereof, any Selling Affiliate, the officers and directors of the Company and each person who controls the Company, the Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[SIGNATURE PAGE(S) TO FOLLOW.]

Very truly yours,

LG.PHILIPS LCD CO., LTD.

By:
Name:
Title:

KONINKLIJKE PHILIPS ELECTRONICS N.V.

By:
Name:
Title:

Accepted as of the date hereof:

Acting severally on behalf of themselves and the

several Underwriters named in Schedule I hereto

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:
Name:
Title:

UBS AG

By:
Name:
Title:

By:
Name:
Title:

ABN AMRO ROTHSCHILD

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS LIMITED

By:
Name:
Title:

Acting as Joint Global Coordinators

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By:
Name:
Title:

UBS AG

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

UNDERWRITERS

Underwriter	Number of Firm ADSs To Be Purchased
	Primary ADSs	Secondary ADSs	Total ADSs
Morgan Stanley & Co. International Limited
UBS AG
ABN AMRO Rothschild
Citigroup Global Markets Limited

Total ADSs

Sch.I-1

ANNEX A

THE SELLING SHAREHOLDER

As of March 31, 2005, Philips Electronics held an aggregate of 145,000,000 shares of our common stock, representing 44.57% of our outstanding shares. Following this offering and the transaction in Korea described below, pursuant to which it plans to sell approximately US$400 million in aggregate amount of shares of our common stock (which may include some shares in the form of ADSs), Philips Electronics will own an aggregate of                          of our common shares, representing             % of our outstanding shares (assuming no exercise of the underwriters’ over-allotment option). The table below sets forth the beneficial ownership of our common shares by Philips Electronics prior to this offering and the transaction in Korea and after giving effect to the sale of the ADSs in this offering and the common shares in the transaction in Korea, with and without giving effect to exercise of the underwriters’ over-allotment option.

	Shares of common stock beneficially owned prior to the offering		Shares of common stock offered in this offering and the transaction in Korea	Shares of common stock beneficially owned after this offering and the transaction in Korea assuming no exercise of the over-allotment option		Shares of common stock beneficially owned after this offering and the transaction in Korea assuming full exercise of the over-allotment option
Name	Number	%	Number	Number	%	Number	%
Philips Electronics	145,000,000	44.57%

As of March 31, 2005, LG Electronics held an aggregate of 145,000,000 shares of our common stock, representing 44.57% of our outstanding shares. LG Electronics plans to sell, subject to approval by its board of directors, approximately US$400 million in aggregate amount of shares of our common stock in the same transaction in Korea. Philips Electronics and LG Electronics intend for the aggregate number of shares of common stock sold by Philips Electronics in the form of ADSs in this offering and in the form of common stock in the transaction in Korea to equal the aggregate number of shares of common stock sold by LG Electronics so that their respective equity interest in us will remain the same. After giving effect to LG Electronics’ sale of approximately US$400 million in aggregate amount of shares of our common stock in the transaction in Korea, LG Electronics will own an aggregate of                          of our common shares, representing             % (assuming no exercise of the underwriters’ over-allotment option) or             % (assuming full exercise of the underwriters’ over-allotment option) of our outstanding shares.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2005 by each person or entity known to us to own beneficially more than 5% of our outstanding shares and our directors and executive officers as a group:

Beneficial Owner	Number of shares of common stock	Percentage
LG Electronics	145,000,000	44.57%
Philips Electronics	145,000,000	44.57%
Citibank, N.A.(1)	19,143,964	5.88%

(1)	As ADR depositary.

Other than as set forth above, no other person or entity known by us to be acting in concert, directly or indirectly, jointly or severally, owned more than 5% or more of our outstanding common stock or exercised control or could exercise control over us as of March 31, 2005.

Shareholders’ Agreement

In July 2004, LG Electronics and Philips Electronics entered into a shareholders’ agreement to reflect certain corporate governance arrangements between them as our controlling shareholders. Pursuant to our articles of incorporation and the terms of the shareholders’ agreement, we have a nine-member board of directors which is composed of two outside directors selected by each of LG Electronics and Philips Electronics, one outside director jointly selected by them and four non-outside directors. The two shareholders also agreed to a co-voting arrangement under which each party is obligated to vote in favor of the non-outside director candidates selected by the other party as well as the non-outside candidate jointly selected by the two shareholders. The outside directors so selected to form our first board of directors were deemed to have been nominated by the Outside Director Nomination and Corporate Governance Committee, which was established on March 23, 2005 pursuant to our articles of incorporation. Subject to minimum shareholding requirements, LG Electronics and Philips Electronics are also able to nominate our chief executive officer and chief financial officer, who are our two joint representative directors and who must act in concert in order for their actions to bind us. See “Management” for a description of the powers, under Korean law, of joint representative directors.

The right to nominate the four non-outside directors of our board, including our joint representative directors or sole representative director, as the case may be, depends on the respective ownership interest in us of each of LG Electronics and Philips Electronics:

•	if the ownership interest of each shareholder remains at 25% or higher, each shareholder will nominate two non-outside directors to our board, including nomination of the chief executive officer by LG Electronics and nomination of the chief financial officer by Philips Electronics, who will serve as joint representative directors;

•	if the ownership interest of one shareholder remains at 25% or higher and the ownership interest of the other shareholder drops to below 25% but equal to 15% or higher (even if the ownership interest subsequently increases to 25% or higher), the former will nominate three non-outside directors to our board, including one sole representative director, and the latter will nominate one non-outside director and further forfeit its right to nominate a representative director and the chief executive officer or chief financial officer, as the case may be;

•	if the ownership interest of one shareholder remains at 25% or higher and the ownership interest of the other shareholder drops to below 15% (even if the ownership interest subsequently increases to 15% or higher), the former will nominate all four non-outside directors to our board, including one sole representative director, and the latter will forfeit its right to nominate any non-outside director to our board;

•	if the ownership interest of each shareholder drops to below 25% but equal to 15% or higher (even if the ownership interest of one or both subsequently increases to 25% or higher), each shareholder will nominate two non-outside directors but both will forfeit their right to nominate a representative director, who will be nominated by the board of directors;

•	if the ownership interest of one shareholder drops to below 25% but equal to 15% or higher (even if the ownership interest subsequently increases to 25% or higher) and the ownership interest of the other shareholder drops to below 15% (even if the ownership interest subsequently increases to 15% or higher), the former will nominate all four non-outside directors to our board and the latter will forfeit its right to nominate any non-outside director to our board; and

•	if the ownership interest of each shareholder drops to below 15% (even if the ownership interest of one or both subsequently increases to 15% or higher), both shareholders will forfeit their right to nominate any non-outside director and our board of directors will assume responsibility for nominating the four non-outside directors, including the nomination of one director as sole representative director;

provided, that, LG Electronics and Philips Electronics have each undertaken to (1) request the non-outside directors nominated by it to vote in favor of removal of the chief executive officer/joint representative director (or sole representative director, as the case may be) from such position or chief financial officer/joint representative director from such position, as the case may be, at the first meeting of our board of directors held immediately after the change in ownership interests described above, and (2) vote their respective shares in favor of effecting the events described above, including the removal of non-outside directors, at the first annual general shareholders meeting held after the change in ownership interests described above. In the event that a non-outside director fails to vote pursuant to the terms of the shareholders’ agreement, either to nominate or remove the chief executive officer/joint representative director to or from such position or chief financial officer/joint representative director to or from such position, as the case may be, both LG Electronics and Philips Electronics have agreed to vote for the removal of such non-outside director. In the event of death, resignation or other removal of a non-outside director before the natural expiration of his or her term, LG Electronics and Philips Electronics have each undertaken to vote its shares in favor of a proposal to elect a replacement non-outside director nominated by the party which nominated the departing or departed non-outside director. The term of the replacement non-outside director shall be the remaining term of the predecessor.

The shareholders’ agreement also provides for certain transfer restrictions which become effective after the expiration of the one-year lock-up period agreed to by both shareholders in connection with our initial public offering for any transfer or acquisition of any of our shares without the prior written consent of the other (except transfer to its affiliates). Such transfer restrictions include a right of first refusal pursuant to which each party, upon receipt of an offer by a third party to purchase its shares, must first give the other party the right to purchase such shares upon the same terms and conditions. In addition, each party has certain tag-along rights whereby if a party seeks to sell its shares, the other party has the right to join the transaction and sell an equal number of shares on the same terms and conditions. These transfer restrictions will apply until the earlier of (1) the date that the ownership interest of either LG Electronics or Philips Electronics in us first falls below 15% or (2) the date that the combined ownership interest of both LG Electronics and Philips Electronics in us first falls below 40%.

In addition, LG Electronics and Philips Electronics have agreed with each other not to (1) effect any sale or transfer of our shares that would decrease their respective ownership interests in us to lower than 30% for a period of three years from the date of listing of our ADSs on the New York Stock Exchange and our shares on the Korea Exchange, which was on July 22, 2004 and July 23, 2004, respectively; (2) effect any sale or transfer of our shares to any single competitor of us in a single or series of related transactions if such sale or transfer would constitute 5% or more of our total issued and outstanding shares; or (3) effect any sale or transfer of our shares to any one person in a single or series of related transactions if such sale or transfer would constitute 10% or more of our total issued and outstanding shares, in each case, without the prior written consent of the other party.

The shareholders’ agreement will automatically terminate if the ownership interest of either LG Electronics or Philips Electronics in us falls below 10%.

Registration Rights Agreement

We entered into a registration rights agreement with each of LG Electronics and Philips Electronics in July 2004, which among other things, provides that (1) we will file a registration statement upon demand by either of LG Electronics or Philips Electronics at any time after the later of the first anniversary of the listing of our ADSs in the New York Stock Exchange and our common stock on the Korea Exchange, which was on July 22, 2004 and July 23, 2004, respectively, and (2) we will use our reasonable best efforts to cause such registration statement to be declared effective as soon as practicable. We will not be required to effect more than two demand registrations in any successive two-year periods and we will not be required to effect any demand registration within six months of the effectiveness of a registration statement under a previous demand registration effected by us for Philips Electronics or LG Electronics, as the case may be, subject in each case to customary black-out periods. LG Electronics and Philips Electronics are entitled to exercise certain “piggyback” registration rights with respect to their registrable securities, as defined in the registration rights agreement, subject to customary exceptions and black-out periods.

Information Agreement

Our principal shareholders, LG Electronics and Philips Electronics, are both publicly traded companies, each of which is subject to legal and stock exchange reporting and other disclosure requirements. Accordingly, we have entered into an agreement with each of LG Electronics and Philips Electronics to provide, subject to certain limitations, various financial and other information relating to us and to assist them in connection with their respective reporting, disclosure and other obligations. Each party has agreed that it will use any information provided under the respective agreement, unless otherwise made public, only in connection with these obligations and that it will not use the information for any other purpose, including in connection with the sale and/or purchase of securities issued by us.

ANNEX B

FORM OF LOCK-UP LETTER

July [21], 2005

Morgan Stanley & Co. International Limited

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong

as Joint Global Coordinators.

Re:        LG.Philips LCD Co., Ltd.

Ladies and Gentlemen:

The undersigned, a shareholder of LG.Philips LCD Co., Ltd., a corporation incorporated with limited liability under the laws of the Republic of Korea (the “Company”), understands that you, as joint global coordinators (the “Joint Global Coordinators”) and Morgan Stanley & Co. International Limited, UBS AG, ABN AMRO Bank N.V., Hong Kong branch and N M Rothschild & Sons (Hong Kong) Limited, each trading as ABN AMRO Rothschild and Citigroup Global Markets Limited, as representatives, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”), dated the date hereof, on behalf of the several underwriters named therein (collectively, the “Underwriters”), with the Company and Koninklijke Philips Electronics N.V., providing for an offering outside Korea of American Depositary Shares, each representing one-half of one share of common stock, par value Won 5,000 per share, of the Company.

In recognition of the benefit that such offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Underwriters that, during the period commencing the date of the Underwriting Agreement and ending 90 days after the date of the Underwriting Agreement, without the prior written consent of the Joint Global Coordinators on behalf of the Underwriters, the undersigned will not (and will not announce its intention to) offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Company’s capital stock, global, American or similar depositary shares representing the Company’s capital stock or any securities convertible into or exercisable or exchangeable for, or representing interests in such securities, or other instruments, warrants or options (settled by physical delivery, cash or otherwise) representing or granting interests in such securities; provided, however, that the undersigned makes no representation or undertaking regarding the Company and its subsidiaries, provided further that in the event that either the Company or

B-1

Koninklijke Philips Electronics N.V. shall be released in whole or in part from any similar provisions in the Underwriting Agreement, the restrictions in this Letter Agreement shall no longer apply to the undersigned.

Very truly yours,

LG ELECTRONICS INC.

By:
Name:
Title:

B-2